UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 16, 2013
Date of Report (Date of earliest event reported)

BOVIE MEDICAL CORPORATION
(Exact name of registrant as specified in its Charter)

Delaware	012183	11-2644611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

734 Walt Whitman Road, Melville, New York 11747
(Address of principal executive offices) (Zip Code)

(631) 421-5452
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On July 16, 2013, the following proposals were submitted to the stockholders of Bovie Medical Corporation (the “Company”) at its annual meeting of stockholders: (i) the election of seven (7) directors; (ii) the ratification of the appointment of Kingery & Crouse PA as the Company’s independent registered public accounting firm for the year ended December 31, 2013; (iii) the holding of a non-binding stockholder advisory vote on the compensation of named executive officers of the Company; and (iv) the holding of a non-binding stockholder advisory vote on the frequency of holding a non-binding advisory vote on the compensation of named executive officers of the Company.

The following are the final voting results for each proposal.

(i) The Company’s stockholders elected each of the following seven (7) directors to serve on its Board of Directors until their successors are duly elected and qualified by, the following vote:

Name of Directors	Votes For	Votes Withheld
Andrew Makrides	6,684,474	258,413
J. Robert Saron	6,793,146	151,074
George Kromer	6,677,498	266,722
Michael Norman	6,678,632	265,588
August Lentricchia	6,691,918	252,302
Michael Geraghty	6,748,146	196,074
Lawrence J. Waldman	6,657,202	287,018

(ii) The Company’s stockholders ratified the appointment of Kingery & Crouse PA as its independent registered public accounting firm for the year ended December 31, 2013 by the following vote:

Votes For	Votes Against	Votes Withheld
13,583,587	555,480	49,940

(iii) The Company’s stockholders approved the compensation of the named executive officers of the Company by the following vote:

Votes For	Votes Against	Votes Withheld
5,205,742	1,055,782	683,735

(iv) The Company’s stockholders selected one year as the rate of frequency for holding a non-binding advisory vote to approve the compensation of the named executive officers of the Company by the following vote:

Votes For One Year	Votes For Two Years	Votes For Three Years
4,653,880	101,894	2,118,084

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2013	BOVIE MEDICAL CORPORATION

By: /s/ Andrew Makrides
Andrew Makrides
Chief Executive Officer and Chairman of the Board